UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2013
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On July 26, 2013, First Business Financial Services, Inc. (the “Company”) (NASDAQ: FBIZ) posted a management presentation to its website www.firstbusiness.com under the “Investor Relations” tab. This presentation will be used by the Company’s President and Chief Executive Officer, Corey A. Chambas, and Chief Financial Officer, James F. Ropella, on July 31, 2013 at the Keefe, Bruyette & Woods Community Bank Investor Conference in New York City, and by the Company’s Chief Financial Officer, James F. Ropella, and First Business Bank-Madison’s President and Chief Executive Officer, Mark J. Meloy, on August 22, 2013 at the Raymond James Bank Conference in Chicago. The information included in the presentation provides an overview of the Company’s recent operating performance, financial condition, and business strategy. In addition to the conferences noted above, the Company also intends to use this presentation from time to time when Company executives interact with other shareholders, analysts and third parties. A copy of the registrant’s presentation is being “furnished” as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being “furnished” pursuant to Item 7.01 of Form 8-K, and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Slides from Management Presentation

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	First Business Financial Services, Inc.

	By:	/s/ James F. Ropella
	Name:	James F. Ropella
	Title:	Chief Financial Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.
Exhibit Index to Current Report on Form 8-K
Exhibit
Number
99.1         Slides from Management Presentation.